As filed with the Securities and Exchange Commission on September 19, 2023

Registration No. 333-273404

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CARDIEX LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Australia	3845	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

55 Lime Street, Suite 301

Sydney, NSW, 2000

Australia

Tel: +61 2 9874 8761

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Craig R. Cooper

Chief Executive Officer

CardieX Limited

184 Shuman Blvd. #515

Naperville, IL 60563

Tel: (630) 228-8871

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters Robert L. Wernli, Jr. David G. Sharon Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, California 92130 (858) 350-2300	Niall Cairns Executive Chairman CardieX Limited 55 Lime Street, Suite 301 Sydney, NSW, 2000 Australia Tel: +61 2 9874 8761	Charles Phillips Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105-0302 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 (this “Amendment”) to the Registration Statement on Form F-1 (File No. 333-273404) of CardieX Limited. (the “Registration Statement”) is being filed as an exhibits-only filing solely to refile Exhibits 10.6, 10.7, and amend and restate the list of exhibits set forth in Item 8(a) of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II
Information not required in prospectus

Item 6.	Indemnification of directors and officers

Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act 2001 (Cth), or Corporations Act;

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith;

●	a liability to pay a pecuniary penalty for a contravention of a provision of Part IV or Part V of the Australian Competition and Consumer Act 2010 which deal respectively with certain restrictive traded practices and carbon price reduction obligations;

●	a liability to pay a pecuniary penalty for a contravention of provisions of the Australian Consumer Law dealing with:

●	unconscionable conduct;

●	unfair practices;

●	display notices;

●	unsolicited consumer agreements;

●	lay-by agreements;

●	gift cards;

●	proof of transaction and itemized bills;

●	prescribed requirements for warranties and repairers;

●	safety of consumer goods and product related services;

●	information standards;

●	substantiation notices; and

●	attempting, aiding, abetting, inducing, conspiring with others or being involved in a contravention of those provisions;

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●	liability to pay a pecuniary penalty for a contravention of provisions of the Australian Securities and Investments Commission Act 2001 dealing with:

●	unconscionable conduct in relation to financial services; and

●	certain consumer protection provisions in connection with financial services; or

●	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

●	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

●	in defending or resisting criminal proceedings in which the officer or director is found guilty;

●	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); and

●	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, to the maximum extent permitted by the law, for the indemnification of every person who is or has been an officer or a director of CardieX (or a subsidiary of CardieX) against liability incurred by that person acting as an officer or director. The indemnity excludes a liability: (i) owed to CardieX or a related body corporate, (ii) for a pecuniary penalty or compensation order under certain provision of the Corporations Act, or (iii) that did not arise out of conduct in good faith. The indemnity also applies to the extent permitted by law to costs and expenses incurred by the person in defending proceedings, whether civil or criminal, in which the courts grant relief to the person under the Corporations Act.

Our Constitution also permits, to the maximum extent permitted by law, us to maintain insurance insuring a person who is or has been a director or an officer against a liability incurred by that person in that capacity (including for legal costs), unless the liability arises out of conduct on the part of the person which involves a willful breach of duty in relation to the company or arises out of a breach of directors’ duties owed under the Corporations Act.

Indemnification Agreements. Pursuant to Deeds of Access and Indemnity, the form of which is filed as Exhibit 10.1 to this registration statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the underwriting agreement for this offering, the form of which is filed as Exhibit 1.1 to this registration statement, the underwriters will agree to indemnify our directors and officers and persons controlling us, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter.

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Item 7.	Recent sales of unregistered securities

In the past three years, we have issued and sold to third parties the securities listed below without registering the securities under the Securities Act of 1933, as amended. None of these transactions involved any public offering. All our securities were sold through private placement either (i) outside the United States or (ii) in the United States to a limited number of investors in transactions not involving any public offering. As discussed below, we believe that each issuance of these securities was exempt from, or not subject to, registration under the Securities Act.

●

In June 2023, we commenced an offering to Australian investors, in an exempt transaction pursuant to Regulation S under the Securities Act, of convertible notes (“Notes”) pursuant to a convertible note facility (“Note Facility”). We are seeking to raise up to A$4.1 million (US$2.6 million, based on an exchange rate of A$1.00 to US$0.6437 as published by the Reserve Bank of Australia as of September 11, 2023) under the Note Facility, through the issue of up to 4,100,000 Notes. Each Note will have a face value of A$1.00 (US$0.64, based on an exchange rate of A$1.00 to US$0.6437 as published by the Reserve Bank of Australia as of September 11, 2023) and maturity date of July 15, 2025. Each of C2 Ventures Pty Limited, Carnethy Evergreen Pty Ltd, and Jarrod White (or his nominee) are proposing to participate in the Note Facility. The issue of Notes to each of C2 Ventures Pty Limited, Carnethy Evergreen Pty Ltd, and Jarrod White (or his nominee) was approved by our shareholders at the 2023 Extraordinary General Meeting.

●	On August 4. 2023 we issued 218,003 ordinary shares, at a deemed issue price of A$0.30 per share, to Integrous Communications in lieu of a cash payment for US$40,000 for services.

●	On February 16, 2023, we issued options to purchase 1,415,318 ordinary shares at an exercise price of A$0.45 to MST Financial Services Pty Ltd as part consideration for acting as lead manager to the placement conducted in February 2023.

●	On February 16 and 17, 2023, we issued 13,481,377 ordinary shares at A$0.30 per ordinary share (US$0.19, based on an exchange rate of A$1.00 to US$0.6437 as published by the Reserve Bank of Australia as of September 11, 2023), for an aggregate offering price of A$4,044,413.10, together with 6,740,689 Placement Options at an exercise price of A$0.50 per ordinary share (US$0.32, based on an exchange rate of A$1.00 to US$0.6437 as published by the Reserve Bank of Australia as of September 11, 2023) and expires on February 17, 2024, to a number of domestic institutions, family offices and sophisticated investors. This transaction was exempt from registration pursuant to Regulation S under the Securities Act.

●	On December 16, 2022, we issued 3,000,000 ordinary shares at A$0.30 per share for an aggregate offering price of A$900,000, together with 1,000,000 options at an exercise price of $0.45 per share, to C2 Ventures Pty Limited approved at the Annual General Meeting of shareholders held on November 30, 2022.

●	On December 16, 2022, we issued 334,331 ordinary shares at A$0.30 per share for an aggregate offering price of A$100,299.30, together with 111,444 options at an exercise price of A$0.45 per share, to Traverse Accountants Pty Ltd approved at the Annual General Meeting of shareholders held on November 30, 2022.

●	On December 16, 2022, we issued options to purchase 1,244,370 ordinary shares at an exercise price of A$0.45 to MST Financial Services Pty Ltd as part consideration for acting as lead manager to the placement conducted in August 2022 approved at the Annual General Meeting of shareholders held on November 30, 2022.

●	On December 16, 2022, we issued options to purchase 250,000 ordinary shares at an exercise price of A$0.45 to Neddih Pty Ltd for consulting services rendered in relation to the placement conducted in August 2022 approved at the Annual General Meeting of shareholders held on November 30, 2022.

●	On December 16, 2022, we issued options to purchase 500,000 ordinary shares at an exercise price of A$0.50 to Randall King Nelson as remuneration for services as a non-executive director of CardieX approved at the Annual General Meeting of shareholders held on November 30, 2022.

●	On December 16, 2022, we issued options to purchase 350,000 ordinary shares at an exercise price of A$0.50 to Lesa Musatto as remuneration for services as a non-executive director of CardieX approved at the Annual General Meeting of shareholders held on November 30, 2022.

●	On December 16, 2022, we issued options to purchase 150,000 ordinary shares at an exercise price of A$0.50 to Lesa Musatto in lieu of a cash payment of A$15,000 for services approved at the Annual General Meeting of shareholders held on November 30, 2022.

●	On December 16, 2022, we issued 117,998 ordinary shares, at a deemed issue price of A$0.30 per share, to Traverse Accountants Pty Ltd in lieu of a cash payment of A$35,000 for services approved at the Annual General Meeting of shareholders held on November 30, 2022.

●	On October 28, 2022, we issued 119,048 ordinary shares, at a deemed issue price of A$0.30 per share, to Integrous Communications in lieu of a cash payment for US$25,000 for services.

●	On September 29, 2022, we issued 5,310,061 ordinary shares at A$0.30 per share for an aggregate offering price of A$1,593,018.30 to our shareholders with Australian and New Zealand addresses pursuant to the terms of a share purchase plan dated 26 August 2022.

●	On August 29, 2022, we issued 11,099,006 ordinary shares at A$0.30 per share for an aggregate offering price of A$3,329,701.80, together with 3,699,678 options at an exercise price of A$0.45 per share, to a number of domestic institutions, family offices and sophisticated investors.

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●	On June 30, 2022, we issued 50,000 ordinary shares, at a deemed issue price of $0.31 per share, to an employee in lieu of a cash payment of A$15,500 for services.

●	On February 28, 2022, we completed a consolidation of all of our issued securities on a 1 for 10 basis as outlined to ASX on January 14, 2022 approved at the General Meeting of shareholders held on February 16, 2022.

●	On January 13, 2022, we issued 51,021 ordinary shares, at a deemed issue price of $0.686 per share, to Traverse Accountants Pty Ltd in lieu of a cash payment of A$35,000 for services approved at the Annual General Meeting of shareholders held on December 16, 2021.

●	On November 30, 2021, we issued 783,147 ordinary shares, at a deemed issue price of $0.30 per share, to C2 Ventures Pty Limited pursuant to the exercise of 234,944 convertible notes approved at the General Meeting of shareholders held on February 26, 2019.

●	On September 20, 2021, we issued 110,428 ordinary shares, at a deemed issue price of $0.62 per share, to an employee in lieu of a cash payment of A$68,465 for services.

●	On January 12, 2021, we issued 6,414,000 ordinary shares at A$0.50 per share for an aggregate offering price of A$3,207,000 to our shareholders with Australian and New Zealand addresses pursuant to the terms of a share purchase plan dated December 7, 2020.

●	On December 21, 2020, we issued 1,768,182 ordinary shares at A$0.275 per share for an aggregate offering price of A$468,250, together with 4,420,455 options at an exercise price of $0.05 per share, to C2 Ventures Pty Limited approved at the Annual General Meeting of shareholders held on December 11, 2020.

●	On December 21, 2020, we issued 100,000 ordinary shares, at a deemed issue price of $0.50 per share, to an employee in lieu of a cash payment of A$50,000 for services approved at the Annual General Meeting of shareholders held on December 11, 2020.

●	On December 21, 2020, we issued 100,000 ordinary shares, at a deemed issue price of $0.30 per share, to Traverse Accountants Pty Ltd. in lieu of a cash payment of A$30,000 for services approved at the Annual General Meeting of shareholders held on December 11, 2020.

●	On August 3, 2020, we issued 8,333,334 ordinary shares at A$0.30 per share for an aggregate offering price of A$2,500,000, together with 1,666,667 options at an exercise price of $0.50 per share, to a number of sophisticated and professional investors.

●	On July 2, 2020, we issued 115,881 ordinary shares, at a deemed issue price of $0.23 per share, to an employee in lieu of a cash payment of A$26,652 for services.

In addition, we granted the following options and performance rights to certain of our officers, directors, employees and consultants under our Performance Rights and Option Plan:

●	options to purchase 2,825,000 ordinary shares at an exercise price of A$0.50 in the period from July 1, 2022 through the date of this prospectus;

●	performance rights to acquire 6,750,000 ordinary shares, subject to the satisfaction of certain vesting conditions, in the period from July 1, 2022 through the date of this prospectus;

●	options to purchase 1,300,000 ordinary shares at an exercise price of A$0.80 in FY2022;

●	no performance rights to acquire ordinary shares in FY2022;

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●	options to purchase 3,450,000 ordinary shares at exercise prices ranging from A$0.50 to A$0.80 in FY2021;

●	performance rights to acquire 16,050,000 ordinary shares, subject to the satisfaction of certain vesting conditions, in FY2021;

●	no options to acquire ordinary shares in FY2020; and

●	no performance rights to acquire ordinary shares in FY2020.

In addition, we issued the following ordinary shares upon exercise of options:

●	no ordinary shares from July 1, 2022 through the date of this prospectus;

●	15,204,862 ordinary shares at an exercise price of A$0.50 per share in FY2022;

●	451,492 ordinary shares at exercise prices ranging from A$0.33 to A$0.50 per share in FY2021; and

●	no ordinary shares in FY2020.

In addition, we issued the following ordinary shares upon vesting and conversion of performance rights:

●	no ordinary shares from July 1, 2022 through the date of this prospectus;

●	1,200,000 ordinary shares in FY2022;

●	no ordinary shares in FY2021; and

●	no ordinary shares in FY2020.

We believe that the issuance of these securities were exempt from registration under the Securities Act in reliance upon (i) Regulation S of the Securities Act as transactions not made to persons in the United States with no directed selling efforts made in the United States, or (ii) Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701 or (iii) to U.S. persons pursuant to Section 4(a)(2) of the Securities Act in that such sales and issuances did not involve a public offering. No underwriters were employed in connection with the foregoing option grants and restricted stock unit awards.

Item 8.	Exhibits and financial statement schedules

(a) Exhibits

See exhibit index of this registration statement.

(b) Financial statement schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes.

Item 9.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) to this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Exhibit index

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
3.1**	Certificate of Registration of the Company.
3.2**	Constitution of the Company.
3.3**	Certificate of Registration on Change of Name of the Company.
4.1**	Form of Deposit Agreement between CardieX Limited and JPMorgan Chase Bank, N.A., as depositary, and Owners and Holders of the American Depositary Shares.
4.2**	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1).
4.3**	Form of Representative Warrant.
5.1**	Opinion of Hamilton Locke.
5.2**	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
10.1**	Form of Deed of Access and Indemnity.
10.2#**	Performance Rights and Option Plan, and forms of agreement thereunder.
10.3#**	Consulting Services Agreement, dated December 8, 2020, by and between XPhys Technologies Inc and the Registrant, as amended June 29, 2021.
10.4#**	Consulting Services Agreement, dated December 1, 2020, by and between Steven Kesten and the Registrant.
10.5#**	Engagement Letter, dated February 7, 2018, by and between Traverse Accountants Pty Ltd and the Registrant.
10.6	Lease, dated September 1, 2021, by and among Amirbeaggi Investments Pty Limited, Bankruptcy Solutions Pty Limited and the Registrant.
10.7	Multi-Story Office Building Lease, dated October 18, 2018, by and between Park Lake Limited Partnership and AtCor Medical Inc., a subsidiary of the Registrant.
10.8#**	Consultant Consulting Services Agreement, dated September 1, 2021, by and between CooperativeHealth, LLC and the Registrant.
10.9#**	Executive Director Service Agreement, dated July 20, 2023, by and between Carnethy Investments Pty Limited and the Registrant.
10.10#**	Letter of Appointment of Randall King Nelson as an Independent Non-Executive Director, dated July 17, 2023, by and between R. King Nelson and the Registrant.
10.11#**	Employment Agreement, dated October 11, 2000, by and between Ahmad Qasem and the Registrant, as amended.
10.12#**	Offer Letter and Employment Agreement, dated September 20, 2022, by and between Catherine Liao and the Registrant.
10.13#**	Offer Letter and Employment Agreement, dated February 28, 2023, by and between Josh Stevens and the Registrant.
10.14†**	Collaboration Agreement by and between LifeQ B.V. and the Registrant, dated as of November 5, 2021.
10.15†**	Product Development and Manufacturing Agreement by and between Shenzhen Fenda Smart Technology Limited and the Registrant, dated as of September 16, 2021.
10.16†**	Co-Development and Purchasing Agreement by and between Andon Health Co. Ltd. and the Registrant, dated as of November 30, 2020.
10.17**	Form of Note Subscription Agreement.
10.18**	Form of Note Subscription Agreement.
10.19**	Convertible Notes Deed Poll dated as of May 19, 2023.
10.20#**	Executive Director Service Agreement, dated July 20, 2023, by and between Jarrod Travers White and the Registrant.
10.21#**	Offer Letter and Employment Agreement, dated September 1, 2023, by and between Brenton Keath and the Registrant.
21.1**	List of Subsidiaries of the Company.
23.1**	Consent of BDO Audit Pty Ltd, Independent Registered Public Accounting Firm.
23.2**	Consent of Hamilton Locke (included in Exhibit 5.1).
23.3**	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in 5.2).
24.1	Powers of Attorney (included in page II-5 to the original filing of this registration statement).
99.1**	CardieX Limited’s representation under Item 8.A.4 of Form 20F.
107**	Filing Fee Table.

**	Previously filed.

†	Portions of the exhibit have been omitted as the registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information would likely cause competitive harm to the registrant if publicly disclosed.

#	Indicates management contract or compensatory plan.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Newport Beach, California on September 19, 2023.

CARDIEX LIMITED

By:	/s/ Craig R. Cooper
Name:	Craig R. Cooper
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Niall Cairns	Chairman of the Board of Directors	September 19, 2023
Niall Cairns

/s/ Craig R. Cooper	Executive Director and Chief Executive Officer	September 19, 2023
Craig R. Cooper	(Principal Executive Officer)

/s/ Jarrod White	Director, Interim Chief Financial Officer	September 19, 2023
Jarrod White	(Principal Financial and Accounting Officer)

*	Director	September 19, 2023
R. King Nelson

*	Director	September 19, 2023
Lesa Musatto

*	Pursuant to power of attorney

By:	/s/ Craig R. Cooper
Craig R. Cooper
Attorney-in-fact

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Signature of authorized representative of the registrant

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of CardieX Limited, has signed this registration statement on September 19, 2023

By:	/s/ Craig R. Cooper
Name:	Craig R. Cooper
Title:	Chief Executive Officer

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